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                                                                    EXHIBIT 10.7

[HOLLANDSCHE BANK-UNIE N.V. LOGO]

                                CREDIT AGREEMENT

THE UNDERSIGNED:

1. Adventure Three S.A., established in Majuro, Marshall Islands, hereinafter referred to as 'the Borrower',

2. HOLLANDSCHE BANK-UNIE N.V., having its registered office in Amsterdam, the Netherlands, hereinafter referred to as 'HBU'.

HAVE AGREED AS FOLLOWS:

On the basis of the information supplied to HBU, the Borrower is granted a facility on the terms and conditions and at the rates and charges stated in this agreement and the appendix hereto. The facility is granted to finance the purchase of the M/V Free Envoy.

FACILITY AMOUNT                                    USD   6,000,000

Overdraft facility

The credit may also be used for drawing short-term loans in USD. The terms and conditions governing these short-term loans will be incorporated in a separate short-Term loan agreement.

Reduction scheme

Except for earlier alteration, the limit of the overdraft facility will be reduced by USD 425,000 per three months and a last instalment of USD 900,000, beginning three months after drawing date.

RATES AND CHARGES

Overdraft facility

-    Current USD debit interest rate, based on the market rate, will be 3.5%

-    Short term loans: libor + 2%.

-    Upfront fee                                   USD 54,000

The upfront fee will be charged after this Credit Agreement has been signed.

SECURITY AND COVENANTS

- First preferred mortgage of USD 6,000,000 plus 40% for interest and costs, on the vessel m.v. "Free Envoy", registered under the flag of the Marshall Islands. Fuller details will be included in the mortgage deed. On this mortgage the laws of the Marshall Islands will be applicable.

     As far as possible HBU's General Conditions applicable to Ship Mortgages are incorporated in the mortgage deed. The mortgage deed shall be accompanied by a law firm's legal opinion in form and substance acceptable to the Bank.

- Suretyship of USD 500,000, plus interest and costs, from Mr G.D. Gourdomichalis, residing in Piraeus, Greece and/or Mr S.D. Gourdomichalis, residing in Piraeus, Greece and/or Mr I.G. Varouxakis, residing in Piraeus, Greece.

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[HOLLANDSCHE BANK-UNIE N.V. LOGO]

-    Joint and several liability of One Adventure S.A.

- Pledge of rights and earnings under time charter contracts concluded or to be concluded.

-    Pledge of rights under insurance policies.

- Pledge of bank balances of USD 600,000 either in the name of Mr. G.D.Gourdomichalis, Mr. S.D.Gourdomichalis and Mr. I.G. Varouxakis or one of their companies. The pledge will be reduced to USD 400,000 after the first repayment of the principal amount and will be reduced to USD 250,000 after the second repayment.

- Pursuant to Art. 18 of the HBU General Banking Conditions HBU has a right of pledge on all goods and documents of title which are in possession or will come into the possession of HBU or a third party on HBU's behalf from or for the benefit of the Borrower on any account whatsoever and on all present or future claims of the Borrower vis-a-vis HBU on any account whatsoever to secure any obligations of the Borrower to HBU on any account whatsoever. Insofar as such pledge has not been created yet, this agreement shall be considered as an instrument of pledge and, insofar as necessary, as notification of such pledge.

OTHER PROVISIONS

- Borrower will give HBU the time charter agreements for inspection. The contents thereof must be acceptable to HBU.

- At any moment at least 60% of the value of the ship must be covering the outstanding facility.

- The Borrower will submit once a year to HBU a surveyor's report of the vessel to be mortgaged to HBU. The contents must be acceptable to HBU.

- There will be no change of ownership with respect to the shares in the companies of the Borrower.

- The enclosed HBU General Credit Provisions dated January 1999 will apply. By signing this Credit Agreement the Borrower declares that he has received a copy of said General Credit Provisions and is fully aware of the contents thereof.

Signature:

Rotterdam, 24 June 2004

HOLLANDSCHE BANK - UNIE N.V.

/s/ Mr. Cees Verdel
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Mr. Cees Verdel


/s/ Mr. Leo Bloemeuvel
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Mr. Leo Bloemeuvel
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[HOLLANDSCHE BANK-UNIE N.V. LOGO]

Majuro, 8 July 2004

/s/ Ion Varouxakis
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Adventure Three S.A.

The undersigned, One Adventure S.A., declares that he assumes joint and several liability towards HBU for all sums that the Borrower is now or will at any time hereafter become due to HBU under this credit arrangement.

Majuro, 8 July 2004

/s/ Ion Varouxakis
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One Adventure S.A.